Exhibit 24.1
THE TORO COMPANY
POWER OF ATTORNEY

The undersigned directors of The Toro Company, a Delaware corporation (the “Company”), hereby authorize and appoint Richard M. Olson and Angela C. Drake, each of them severally, the individual’s true and lawful attorneys-in-fact and agents, with power to act with or without the other, and with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the fiscal year ended October 31, 2025, to be filed by the Company pursuant to the Securities and Exchange Act of 1934, as amended, and any and all amendments thereto, including any and all other documents in connection therewith to be filed with the U.S. Securities and Exchange Commission (the “SEC”), and to file the same, with all exhibits thereto and other supporting documents, with the SEC.

The undersigned hereby grants to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Dated: December 16, 2025

Signature	Title
/s/Dianne C. Craig
Dianne C. Craig	Director
/s/Gary L. Ellis
Gary L. Ellis	Director
/s/Eric P. Hansotia
Eric P. Hansotia	Director
/s/Jeffrey L. Harmening
Jeffrey L. Harmening	Director
/s/D. Christian Koch
D. Christian Koch	Director
/s/Joyce A. Mullen
Joyce A. Mullen	Director
/s/James C. O’Rourke
James C. O'Rourke	Director
/s/Jill M. Pemberton
Jill M. Pemberton	Director